                                POWER OF ATTORNEY

        THRC Management, LLC ("THRC"), incorporated and existing under the laws of Texas, represented by Dan Wilks, Manager, hereby authorizes Javier Rocha to represent THRC to execute and file on THRC's behalf all SEC forms (including any amendments thereto) that THRC may be required to file with the United
States Securities and Exchange Commission and any other actions in connection with the above, as a result of THRC's position with, or ownership of, or transactions in securities by or on behalf of THRC or its subsidiary THRC
Holdings, LP with ProFrac Holding Corp. The authority of such individual under this Statement shall continue for as long as THRC is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to Javier Rocha.

        I hereby acknowledge that such individual is not assuming any of my responsibilities to comply with any of the requirements of the Securities
Exchange Act of 1934, as amended.

        Dated: April 19, 2023

                                   THRC Management, LLC

                                   By: /s/ Dan Wilks
                                       -------------------------------
                                       Name:  Dan Wilks
                                       Title: Manager